Exhibit 32.01
Section 1350 Certifications
Pursuant to 18 U. S. C. Section 1350, I, Raymond P. Silcock, hereby certify that, to the best of my knowledge, the Quarterly Report of Diamond Foods, Inc. on Form 10-Q for the quarter ended October 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Diamond Foods, Inc.

/s/ Raymond P. Silcock
Raymond P. Silcock
Executive Vice President and Chief Financial Officer
Date: December 8, 2014

Pursuant to 18 U. S. C. Section 1350, I, Brian J. Driscoll, hereby certify that, to the best of my knowledge, the Quarterly Report of Diamond Foods, Inc. on Form 10-Q for the quarter ended October 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Diamond Foods, Inc.

/s/ Brian J. Driscoll
Brian J. Driscoll
President and Chief Executive Officer
Date: December 8, 2014

These certifications accompany this Quarterly Report on Form 10-Q shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates them by reference.